EXHIBIT 10.1 ADMINISTRATIVE AND
                                                            ADVISORY AGREEMENT

                      ADMINISTRATIVE AND ADVISORY AGREEMENT

          THIS AGREEMENT is made and entered into as of this 2nd day of April, 1998, by and between CEDAR INCOME FUND, LTD., an Iowa corporation (hereinafter referred to as the "Company" and CEDAR BAY REALTY ADVISORS, INC., a New York corporation with its principal place of business at 44 South Bayles Avenue, Port Washington, NY 11050 (hereinafter referred to as "the Advisor"). In consideration of the mutual covenants, promises and agreements herein contained, the Company and the Advisor do hereby covenant, promise and agree to and with each other as follows:

                              W I T N E S S E T H:

          1. PARTIES AND INTEREST:

          The Company intends to operate as a Real Estate Investment Trust under the provisions of Section 856 ET SEQ. of the Internal Revenue Code of 1954, as amended. The Company has no employees and, therefore, must hire an administrator to perform the day-to-day administrative functions of the Company. The Advisor has the experience and employees necessary and suitable for the administration of the Company's business and desires to undertake the administration of the Company's day-to-day operations. The Advisor is an independent contractor and the Company shall have no voice in the selection or discharge of the Advisor's employees, representatives or subcontractors, and no control over the specific manner in which the work shall be done, but the Advisor are not, and shall not be deemed to be, partners or joint venturers with each other.

          2. TERM:

          The Company does hereby designate the Advisor, and the Advisor hereby accepts such designation, as the administrator and advisor for the Company's operations for the term of one (1) year commencing on the effective date hereof. This designation shall be automatically renewed annually on each anniversary of such commencement date for an additional one (1) year period. This Agreement may, however, be terminated by either party at any time, with or without cause, upon not less than sixty (60) days prior written notice given by the Company by a majority of the Independent Directors (as defined in the Articles of Incorporation of the Company) or by the Advisor by its duly authorized representatives, to the other party of its intention to so terminate. In the event of termination of this Agreement, neither party shall have any further rights, obligations or liabilities under this Agreement except those which are accrued through the effective date of such termination; provided, however, the Advisor shall cooperate with the Company and take all reasonable steps requested to assist the Company in making an orderly transition of the advisory function.

          3. DUTIES OF THE ADVISOR:

          Subject to the ultimate supervision, direction and control of the Board of Directors of the Company and consistent with the Articles of Incorporation of the Company, the Advisor shall administer the day-to-day operations of the Company, which shall include the following services:


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               (1) Provide office space and equipment, personnel and general office services necessary to conduct the day-to-day operations of the Company;

               (2) Select and conduct relations with accountants, attorneys, brokers, banks and other lenders, and such other parties as may be considered necessary in connection with the Company's business and investment activities, including, but not limited to, obtaining services required in the acquisition, management and disposition of investments, collection and disbursement of funds, payment of debts and fulfillment of obligations of the Company, and prosecuting, handling and settling any claims of the Company;

               (3) Provide property acquisition and disposition services, research, economic and statistical data, and investment and financial advice to the Company, and

               (4) Maintain appropriate legal, financial, tax, accounting and general business records of activities of the Company and render appropriate periodic reports to the Directors and shareholders of the Company and to regulatory agencies, including the Internal Revenue Service, Securities and Exchange Commission, and similar state agencies.

                    The Advisor may perform additional services which are of an extraordinary nature requiring time, resources and expertise beyond that reasonably expected of the Advisor for a separately negotiated fee or expense reimbursement on such other terms and conditions as are agreed to between the Advisor and the Company. Any such additional fees shall be approved by a majority of the Independent Directors of the Company. The Advisor may subcontract to affiliated and unaffiliated entities, firms and organizations for those services necessary to accomplish the duties specified above; provided, however, any agreement with an affiliated entity performing services for a separate fee shall be approved by a majority of the Independent Directors.

               Nothing herein contained shall prevent the Advisor from engaging in other activities, including without limitation, the rendering of advisory to other investors and the management of other investments, including investors and investments advised, sponsored, or organized by the Advisor, nor shall this Agreement limit or restrict the right of any director, officer, employee, affiliate or shareholder of the Advisor to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association.

          4. COMPANY EXPENSES:

          The Company shall bear the cost of the following expenditures:

          (1) Audit, legal, appraisal and other professional services provided by third parties to the extent such services are not considered duties of the Advisor;

          (2) Supplies, printing, postage and related expenses incurred in the preparation, filing and mailing of regulatory reports and reports to shareholders and Directors of the Company;

          (3) Fees and other compensation of Directors and officers of the Company;


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          (4) Expenses of meetings and travel of Directors and officers of the
Company; and

          (5) All such other expenses related to Company activities considered to be appropriate or advisable by the Directors.

          5. COMPENSATION OF THE ADVISOR:

          A. Subject to the provisions of paragraph 5B hereof, for the services provided hereunder, the Advisor shall be paid the following fees:

          (1) An administrative and advisory fee, payable monthly, equal to 1/12 of 3/4 of 1% of the Estimated Current Value (as hereinafter defined) of the real estate assets of the Company, plus 1/12 of 1/4 of 1% of the Estimated Current Value of all other assets of the Company. The monthly base fee shall be based on the daily average of the Estimated Current Value of the assets during the month for which the fee is payable and shall be payable in arrears on the last day of each month. The base fee for any partial month at the beginning or end of the term of this Agreement shall be prorated.

          (2) An acquisition fee equal to 5% of the gross purchase price (before expenses of purchase, including the acquisition fee, but without deducting any indebtedness against the property) for any real property acquired by the Company during the term of this Agreement, such fee to be paid at the closing of the acquisition; provided, however, that the total of all Acquisition Fees (as hereinafter defined) and Acquisition Expenses (as hereinafter defined) paid in connection with the purchase of any real property by the Company shall be reasonable and in no event exceed an amount equal to 6% of the Contract Price for the Property (as hereinafter defined).

          (3) A subordinated disposition fee equal to 3% of the gross sales price (before expenses of sale, including the subordinated disposition fee, but without deducting any indebtedness against the property) of any real property sold by the Company during the term of this Agreement, limited to the amount by which the sales price, less all expenses of sale other than the subordinated disposition fee, exceeds the original purchase price of the property, including the acquisition fee and all expenses of purchase; provided, however, no subordinated disposition fee shall be payable unless and until cumulative cash distributions have been made to shareholders representing the "Amount Available for Investment" (as hereinafter defined), plus an annual 10% cumulative (but not compounded) return on the Amount Available for Investment commencing with the date hereof. The subordinated disposition fee shall be paid at the closing of any sale, provided, however, the Advisor may only receive up to one-half of the brokerage commission paid but in no event to exceed 3% of the Contract Price for the Property and such fee when added to the sums paid to unaffiliated third parties in a similar capacity shall not exceed the lesser of the Competitive Real Estate Commission (as hereinafter defined) or an amount equal to 6% of the Contract Price for the Property. If this Agreement is terminated before the Company is completely liquidated, the subordinated disposition fee will continue to be payable in an amount computed as follows: the subordinated disposition fee as provided above multiplied by a fraction, the numerator of which is the number of years that this Agreement was operative and the denominator of which is the number of years from the date this Agreement became operative to the date the fee becomes payable.



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          B. Notwithstanding anything in this Agreement to the contrary, in the event Total Operating Expenses (as defined in the Articles of Incorporation of the Company) exceed the limitations contained in Section 7.2 of the Articles of Incorporation of the Company, the Advisor shall reimburse the Company at or within a reasonable time after the end of the applicable twelve (12) month period, the amount by which Total Operating Expenses paid or incurred by the Company exceed such limitations. The compensation of the Advisor shall be audited by the Company's independent certified public accountant in connection with the annual audit of the Company's financial statements after the end of each year and any necessary adjustments by the parties made between the compensation so computed and that already paid.

          C. For purposes of this paragraph 5, the following definitions shall apply:

          (1) "Estimated Current Value" of real estate assets shall mean the fair market value of such real estate as determined by yearly appraisals certified by independent appraisers. Until the first appraisals are made (as the end of the first fiscal year of the Company), the Estimated Current Value shall equal the cost of the Company's properties, including the acquisition fees and acquisition expenses. The Estimated Current Value of the assets of the Company other than real estate shall be their fair market value as determined by industry standards.

          (2) "Acquisition Expenses" means expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

          (3) "Acquisition Fee" means the total of all fees and commissions paid by any party in connection with the making or investing in mortgage loans or the purchase or development of property by the Company, except a development fee paid to a person not affiliated with the Sponsor (as hereinafter defined) in connection with the actual development of a project after acquisition of the land by the Company. Included in the computation of such fees or commissions are any real estate commission, selection fee, development fee, nonrecurring management fee, or any fee of a similar nature, however designated.

          (4) "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

          (5) "Competitive Real Estate Commission" means that real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

          (6) "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company and any affiliate of any such person but would not include a person whose only relationship with the Company is as that of an independent property manager, whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.


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          6. AMENDMENTS:

          This Agreement may be amended only in writing with the mutual consent of the parties. However, no amendment shall become effective unless it specifically refers to this Agreement and is signed by the parties.

          7. LIABILITY OF THE ADVISOR:

          The Advisor shall provide the Company the benefit of its best judgment and efforts in rendering services hereunder and shall be considered in a fiduciary relationship with the Company. The Advisor and its officers, directors, shareholders, affiliates, agents and employees shall not be liable to the Company or to any other person for any act or omission except for any act or omission resulting from willful misfeasance, gross negligence or reckless disregard of duty or not having acted in good faith in the reasonable belief that the act or omission was in the best interests of the Company. The Company shall defend, indemnify and save harmless the Advisor and its officers, directors, shareholders, affiliates, agents and employees from and against any and all liabilities, claims, damages, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by reason of or arising out of the performance or nonperformance of their duties under or by reason of this Agreement; provided, however, there shall be no such indemnification for liabilities, claims, damages, costs or expenses incurred by any such person or entity by reason of their willful misfeasance, gross negligence, reckless disregard of duty or bad faith. Notwithstanding the foregoing provisions of this paragraph 7, the Advisor may only be indemnified by the Company for losses arising from the operation of the Company if all of the following conditions are met:

               (a) The Advisor has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, and

               (b) Such liability or loss was not the result of negligence or misconduct by the Advisor, and

               (c) Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the shareholders of the Company, and

               (d) Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of shares of the Company, and

               (e) Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or
          (2) approves indemnification of litigation costs if a successful defense is made.


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          The provisions of this paragraph 7 shall survive the termination of this Agreement.

          8. STATUS OF THE COMPANY:

          In the event the terms of this Agreement at any time shall, in the opinion of counsel for the Company, impair the status of the Company as a "real estate investment trust" within the meaning of Part II, subchapter M of the Internal Revenue Code of 1954, as amended, the parties shall, within 30 days after the Company shall have given to the Advisor written notice of such impairment, negotiate such amendments as may be necessary to restore, in the opinion of counsel for the Company, such status of the Company.

          9. DEFAULT:

          If either party shall default under this Agreement, the other party shall be reimbursed by the defaulting party for all costs and expenses incurred in the enforcement of the provisions of this Agreement, including reasonable attorney's fees.

         10. NOTICE:

          Whenever, under the terms of this Agreement, any notice is required or permitted to be served upon the other party, said notice may be served upon the other party by personal service or certified mail. Any such notice shall be deemed given when personally received by the party to whom the notice is directed; provided, however, in the event notice is mailed, such notice shall be deemed given when deposited in the United States Mail with postage prepaid. Notices shall be in writing and until further notification in writing, shall be delivered to the following addresses:

                         To the Company:

                         Cedar Income Fund, Ltd.
                         c/o Cedar Bay Realty Advisors, Inc.
                         44 South Bayles Avenue
                         Port Washington, NY 11050

                         To the Advisor:

                         Cedar Bay Realty Advisors, Inc.
                         SKR Management Corp.
                         44 South Bayles Avenue
                         Port Washington, NY 11050


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          11. CUMULATIVE RIGHTS:


          The various rights and remedies of the Company and the Advisor provided in this Agreement shall be construed as cumulative and no one of them is exclusive of the other or exclusive of any rights or remedies allowed the Company or the Advisor by law.

          12. CONSENT:

          Neither the Company nor the Advisor shall unreasonably withhold its consent whenever such consent shall be required under the terms of this Agreement.

          13. PARAGRAPH HEADINGS:

          The paragraph headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Agreement or in any way affect the terms and provisions hereof.

          14. RULES OF CONSTRUCTION:

          Words and phrases herein shall be construed as in the singular or plural number and as masculine, feminine or neuter gender according to the context.

          15. SUCCESSORS AND ASSIGNS:

          The provisions of this agreement shall be binding upon and inure to the benefit of the immediate parties hereto and their respective legal representatives, successors and assigns. Neither party may assign this Agreement without the prior written consent of the other party.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CEDAR INCOME FUND, LTD.                      CEDAR BAY REALTY ADVISORS, INC.

By /s/ Brenda J. Walker                      By /s/ Brenda J. Walker
   -------------------                          -------------------
Title: Vice President                        Title: Vice President